EXHIBIT 10.18
CONFIDENTIAL MATERIALS OMITTED AND FILED SEPERATLY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISK DENOTE OMISSIONS.

Talecris
BIOTHERAPEUTICS

AMENDMENT NO. 1 to the

PRODUCT SUPPLY AGREEMENT

This Amendment No. 1 (the "Amendment"), effective as of December 19, 2006 (the “Effective Date”), is entered into by and between Talecris Biotherapeutics, Inc., headquartered at 79 T.W. Alexander Drive, 4101 Research Commons, P.O. Box 110526, Research Triangle Park, North Carolina 27709 ("Talecris") and Emergent Product Development Gaithersburg Inc. ("Emergent" collectively, with Talecris, the "Parties," and each individually, a "Party"). All terms not defined herein shall have the meaning set forth in the Master Agreement (as defined below).

WHEREAS, the Parties entered into that certain Product Supply Agreement, effective as of June 12, 2006 (the "Master Agreement');

WHEREAS the Parties desire to amend and restate the Master Agreement as set forth herein to modify the requirements for stability testing of the AIG Product and the payment schedule for the testing; and;

WHEREAS, except as specifically modified herein, the Master Agreement, as amended by this Amendment, shall remain in full force and effect.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the Parties hereto agree as follows:

1. Amendment of Article 7.02, Fees Associated With Certain Pre-Commercial Activities, Subpart B Stability Testing. Article 7.02, Subpart B of the Master Agreement is hereby deleted in its entirety and replaced with:

"Emergent shall pay Talecris following Talecris' performance of stability testing, (approved stability protocol attached) and related activities in accordance with Exhibit L,. attached hereto and incorporated by reference into the Master Agreement.

2. Applicable Law. This Amendment, and the amended Agreement, shall be governed by the laws of the State of Delaware without regard to any conflicts of law principles.

IN WITNESS WHEREOF, the Parties have executed this Amendment as set forth below.

TALECRIS BIOTHERAPEUTICS, INC.                                                                                     EMERGENT PRODUCT DEVELOPMENT
GAITHERSBURG INC.

By:             /s/ Mary J Kuhn                                                          By:             /s/ M J Langford

Name:        Mary J. Kuhn                                  Name:      Michael J. Langford

Title:           SVP Operations                                                          Title:         President

Exhibit L

Payment schedule for Amended Stability Protocol

Purpose:
Emergent has requested a greater amount of stability testing than is stated in the original contract. The original contract required 15 test points to be done on three product lots. The price was $[**] dollars to perform the 45-test point study. The stability protocol now requested requires 24 test points to be done on 3 AIG product lots. This increases the total number of test points to 72 test points which is an increase of 27 test points. The approved protocol is follows.

Calculations:
Talecris Cost to perform the requested protocol (3 lots)	$	[**]
# of Test Points per lot		24
# of Test Points for 3 lots		72
Cost per test Point	$	[**]
# of test points of original		15
Stability schedule per lot
# of test points for 3 lots		45
Original agreement for	$	[**]
Stability Protocol
Additional test points required		27
Cost to perform additional test points	$	[**]
Total revised Charge to	$	[**]
Emergent for study

Invoice Timing:	The study is requested for 5 years. Talecris will invoice Emergent for 20% of the total price each year when the annual report is issued.